EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SpectRx, Inc. on Form S-8 of our report dated March 19, 2005 appearing in the Annual Report on Form 10-K of SpectRx, Inc. for the year ended December 31, 2004.

/s/ EISNER LLP

New York, New York

August 30, 2005